Exhibit 10.27
Form of Dilutive Promissory Note

Principal Terms:

Effective Date:

Maker:	Marc Pharmaceuticals, Inc.

Maker’s Mailing Address:	350 Bedford Street Suite 203 Stamford, Connecticut 06901

Payee:

Place for Payment:

Principal Amount:	____________ and No/100 Dollars ($______)

Annual Interest Rate on Unpaid Principal from Effective Date:	_______ Percent (__%) per annum.

Annual Interest Rate on Matured Unpaid Amounts:	_______ Percent (__%) per annum.

Payment Date and Terms of Payment (principal and interest):
The entire Principal Amount, together with accrued interest thereon, is payable in one installment due ______ (__) days after the Effective Date. Maker reserves the right to prepay this Promissory Note in any amount at any time prior to maturity without penalty.

Other Terms:

1.    General.

The Maker promises to pay to the order of the Payee at the Place for Payment, and according to the Terms of Payment, the Principal Amount plus interest at the rates stated above under the heading Principal Terms. All unpaid amounts shall be due by the scheduled payment date.

2.    Default Penalty.

(a)    If there occurs an Event of Default (as defined below in paragraph 8), then the Payee shall have the option to purchase ___ thousand (______) shares of the Maker’s common stock, par value $.0001 per share (the “Common Stock”) for an aggregate purchase price of ________ and no/100 Dollars ($___.00), subject to adjustment as provided on Exhibit 1 attached hereto and made a part hereof.

(b)    If the Event of Default continues for thirty (30) days, then, on the thirtieth (30th) day (and at the end of each successive thirty (30) day period until this Promissory Note together with accrued interest is paid in full), the Payee shall have the option to purchase an additional ____________ (______) shares of Common Stock for an aggregate purchase price of __________ and no/100 dollars ($___.00) for each additional purchase of Common Stock, subject to adjustment as provided on Exhibit 1 attached hereto and made a part hereof.

(c)    The options issuable to the Payee under this paragraph 2 (the “Options”) shall be exercisable by the Payee at any time prior to the payment in full of the Principal Amount together with accrued interest thereon.

(d)    For purposes of Exhibit 1, the Common Stock underlying the Options is referred to as the “Shares” and the purchase price therefor as the “Exercise Price.”

3.    Costs of Collection.

If this Promissory Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then the Maker shall pay the Payee all costs of collection, including reasonable attorney’s fees and court costs, in addition to other amounts due hereunder.

4.    Savings Clause.

Interest on the debt evidenced by this Promissory Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under the laws of the State of New York and any interest in excess of that maximum amount shall be credited on the Principal Amount of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as if the acceleration or prepayment or, if already paid, credit on the Principal Amount of the debt or, if the Principal Amount of the debt has been paid, refunded. This provision overrides other provisions in this Promissory Note and all other instruments concerning the debt evidenced hereby.

5.    Accredited Investor.

The Payee hereby certifies to the Maker that the Payee is an “Accredited Investor” (as that term is defined in Regulation D promulgated under the Securities Act of 1993, as amended) under one or more of the definitions of “Accredited Investor” set forth in (a) through (d) below:

(a)    I am an “Accredited Investor” because I had individual income of more than Two Hundred Thousand and no/100 Dollars ($200,000) in each of the two (2) prior calendar years and I reasonably expect to have individual income in excess of Two Hundred Thousand and no/100 Dollars ($200,000) during the current calendar year.

(b)    I am an “Accredited Investor” because my spouse and I together had income of more than Three Hundred Thousand and no/100 Dollars ($300,000) in each of the two (2) prior calendar years and we reasonably expect to have joint income in excess of Three Hundred Thousand and no/100 Dollars ($300,000) during the current calendar year.

(c)    I am an “Accredited Investor” because I have an individual net worth, or my spouse and I have a joint net worth of more than One Million and no/100 Dollars ($1,000,000).

(d)    The Payee is an entity in which all of the equity owners are “Accredited Investors” under (a), (b) or (c) above.

6.    Representations of the Payee.

The Payee represents and warrants to the Maker as follows:

(a)    The Payee has received and examined all information, including financial statements, of or concerning the Maker which the Payee considers necessary to making an informed decision regarding lending the Maker the Principal Amount and an investment in the Common Stock. In addition, the Payee has had the opportunity to ask questions of, and receive answers from, the officers and agents of the Maker concerning the Maker and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as the Payee deemed necessary to verify the accuracy of the information referred to herein.

(b)    The Payee will the Common Stock for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

(c)	The Payee acknowledges that this Promissory Note and the Common Stock:

(i)    have not been registered under the Securities Act of 1933, as amended (as amended, the “Securities Act”);

(ii)   will be “restricted securities” as defined in the Securities Act and the regulations promulgated thereunder;

(iii)   have been issued in reliance on the statutory exemptions from registration available under the Securities Act based (in part) on the accuracy of Payee’s representations contained herein;

(iv)   will not be transferable without registration under the Securities Act unless an exemption from such registration requirement is available; and

(v)    certificates representing the Common Stock will bear a restrictive legend evidencing the restrictions set forth in items (i) though (v).

(d)    The Payee has reviewed and understands the documents filed by the Maker with the Securities and Exchange Commission listed on Exhibit 1 attached hereto and made a part hereof.

(e)    The Payee understands that the proceeds of this Promissory Note will be used for general corporate purposes, which may include working capital, repayment of debt and officer and director compensation.

(f)    The Payee bears the economic risk of losing the entire Principal Amount of this Promissory Note.

(g)	The Payee acknowledges that the Maker:

(i)    has third-party unsecured debt outstanding as of the Effective Date and will, in all likelihood, have additional unsecured debt outstanding prior to the payment in full of the Principal Amount and accrued interest thereon;

(ii)   The Maker may not have sufficient funds to pay either or both of (A) all its other such debt when due, or (B) the Principal Amount and accrued interest thereon on the Payment Date; and

(iii)   The Maker may, in his sole discretion, allocate funds available for repayment of unsecured debt among the Payee and its other unsecured lenders, regardless of the initial maturity dates of their respective loans to Maker.

7.    Governing Law.

This Promissory Note, and all rights and remedies hereunder, shall be governed by, and enforced under, the laws of the State of New York.

8.    Event of Default.

An “Event of Default” shall have occurred if the Maker fails to pay any Principal Amount or accrued interest thereon when due.

MAKER:	PAYEE:

MARC PHARMACEUTICALS, INC.	___________________________________
Print Name: ________________________

By:_____________________________
Robert M. Cohen, President

Exhibit 1

As set forth in paragraph 6(d) of this Promissory Note, the Payee has read and understands each of the Maker’s:

1.

2.

3.